Exhibit 10.1

SEARS HOLDINGS CORPORATION
ANNUAL INCENTIVE PLAN

(Amended and Restated Effective April 10, 2015)

SECTION 1
GENERAL

1.1. Purpose. The Sears Holdings Corporation Annual Incentive Plan (“AIP”) is a performance-based incentive program. The purpose of the AIP is to reward eligible employees of Sears Holdings Corporation (“Company”) and its participating subsidiaries and affiliates (collectively referred to as “Employers”), for sustained Company fiscal performance. The AIP, as amended and restated herein, is established under, and constitutes a part of, the amended and restated Sears Holdings Corporation Umbrella Incentive Program (“UIP”), which UIP was approved by the Compensation Committee (as defined in Section 9) effective March 7, 2012, subject to shareholder approval. The AIP is hereby amended and restated effective as of February 12, 2013 (“Effective Date”), which is the date the Compensation Committee adopted the amended and restated AIP, subject to shareholder approval of the amended and restated Sears Holdings Corporation Umbrella Incentive Program (“UIP”). For purposes of this document, the Effective Date shall also refer to the effective date of an annual incentive plan established in the future by the Compensation Committee under the AIP. Both (a) Awards (as defined in Section 9) not structured to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Internal Revenue Code (“Code”), and (b) Section 162(m) Awards (as defined in Section 9), which are structured to satisfy such requirements, may be issued under the AIP.

1.2. Operation, Administration and Definitions. The operation and administration of the AIP, including the Awards made under the AIP with respect to any Performance Period (as defined under subsection 3.3), shall be subject to the provisions of Section 7. Capitalized terms in the AIP shall be defined in the provision in which a term first appears or as set forth in Section 9.

1.3. Participating Employers. Each Employer whose eligible employee’s are covered by the AIP may be referred to herein as a “Participating Employer”. Participating Employers are listed on Appendix A.

SECTION 2
PARTICIPATION

2.1. Eligible Employee. Except as provided herein, “Eligible Employee” means as to any Performance Period an employee of the Company or a participating Subsidiary who is designated by the Compensation Committee or Senior Corporate Compensation Executive as eligible to participate in an AIP as of such Performance Period. The Senior Corporate Compensation Executive shall make eligibility determinations under this Section 2 with respect to all Eligible Employees other than those who are “Executives” for whom compensation matters are under the purview of the Compensation Committee (as defined in Section 9), and the

Compensation Committee shall make eligibility determinations with respect to all Executives. Once designated as eligible to participate, an Eligible Employee shall become a “Participant” in the applicable AIP; provided, however, that an otherwise Eligible Employee shall not be a Participant in the AIP with respect to any portion of a Performance Period during which he or she is participating under any other annual incentive program that is sponsored by the Company or any subsidiary or affiliate of the Company regardless of when awards under such program are paid.

2.2. New Hires; Changes in Status; Promotions and Demotions.

(a)    New Hires. The Compensation Committee, the Senior Corporate Compensation Executive, or an authorized representative of either, as applicable, shall determine whether and when an employee who is a new hire is an Eligible Employee. The terms and conditions of any Award for such an individual shall be (i) based on the Target Annual Incentive for the new hire’s incentive-eligible position and (ii) subject to a fraction, the numerator of which is the number of full days on active payroll (except as otherwise provided in Section 6.2) during the applicable Performance Period (as defined in subsection 3.3) that the Eligible Employee was a Participant in the AIP and the denominator of which is the number of full days in such Performance Period.

(b)     Changes in Status. The Compensation Committee or Senior Corporate Compensation Executive, as applicable, shall determine whether and when an employee who has a change in status becomes or ceases to be an Eligible Employee during the Performance Period. The terms and conditions of any Award for such an individual shall be (i) based on the Target Annual Incentive for the incentive-eligible position and (ii) subject to a fraction, the numerator of which is the number of full days on active payroll (except as otherwise provided in Section 6.2) during the applicable Performance Period that the Eligible Employee was a Participant in the AIP and the denominator of which is the number of full days in such Performance Period.

(c)    Promotion. If a Participant is promoted, the Award for such an individual shall be based on a pro-ration, whereby the Target Annual Incentive for the new position will apply to the remainder of the applicable Performance Period and the Target Annual Incentive for the immediately preceding incentive-eligible position will apply to the portion of such Performance Period immediately preceding the effective date of the promotion, subject to subsection 3.2.

(d)     Demotions. If a Participant is demoted, the Award for such an individual shall be based on a pro-ration, whereby the Target Annual Incentive for the new incentive-eligible position (if any) will apply only to the remainder of the Performance Period and the Target Annual Incentive for the immediately preceding incentive-eligible position will apply only to the portion of the Performance Period immediately preceding the effective date of the demotion, subject to subsection 3.2.

SECTION 3
ANNUAL INCENTIVE AWARDS

3.1. Annual Incentive Awards. Except as provided herein, the Senior Corporate Compensation Executive shall determine, in its sole discretion, the “Target Annual Incentive” (as defined herein) for each Participant. Notwithstanding the forgoing, the Compensation Committee shall approve the Target Annual Incentives and the Awards for Executives (as defined in Section 9) under its purview.

(a)     A “Target Annual Incentive” shall refer to the percentage of a Participant’s rate of base pay during a Performance Period, which may be reflected as a percentage of base pay or flat dollar amount (or combination thereof). The Target Award Incentive shall consist of any annual, quarterly and/or monthly award components applicable to a Participant.

(b)     The “Target Incentive Award” shall consist of a commitment by the Company to distribute, at the time(s) specified in, and in accordance with the applicable provisions of, Section 5 below, a dollar amount based on a Participant’s Target Annual Incentive and based on actual performance of the Company and the Participant, as compared to established performance goals described in Section 4 below, subject to subsection 4.1(b)(vii). The Target Incentive Award shall be subject to pro-ration (if applicable) and certification of the calculation of the final Award amount by the Compensation Committee or Senior Corporate Compensation Executive, as applicable. A Participant’s Target Incentive Award may consist of annual, quarterly and/or monthly award components as described below in this Section 3.1.

(c)     The “Quarterly Incentive Award” shall refer to the final quarterly portion of a Participant’s Target Incentive Award that is based on applicable quarterly performance goal(s) and measures, and, if any, may be payable on a Quarterly Payment Date (as defined in subsection 5.l(b) below) or the Annual Payment Date (as defined in subsection 5.1(a) below), as determined by the Compensation Committee or Senior Corporate Compensation Executive, as applicable. Notwithstanding the foregoing, this does not preclude the Compensation Committee or Senior Corporate Compensation Executive, as applicable, from creating a Performance Period by combining Fiscal Quarters (as defined in Section 9) months into a period less than a Fiscal Year.

(d)     The “Monthly Incentive Award” shall refer to the final monthly portion of a Participant’s Target Incentive Award that is based on applicable monthly performance goal(s) and measures, and, if any, may be payable on a Monthly Payment Date (as defined in subsection 5.1(b) below) or the Annual Payment Date (as defined in subsection 5.1(a) below), as determined by the Compensation Committee or Senior Corporate Compensation Executive, as applicable. Notwithstanding the foregoing, this does not preclude the Compensation Committee or Senior Corporate Compensation Executive, as applicable, from creating a Performance Period by combining Fiscal Months (as defined in Section 9) into a period less than a Fiscal Year.

(e)     The “Annual Incentive Award” shall refer to the final annual portion of a Participant’s Target Incentive Award payable on the Annual Payment Date, if any.

(f)     Any Quarterly Incentive Award, Monthly Incentive Award and/or Annual Incentive Award shall be satisfied by a distribution in accordance with Section 5 and subject to Sections 6 and 7.

3.2. Adjustments based on Status Changes during Performance Period. Notwithstanding anything in the AIP to the contrary, with respect to Awards that are not Section 162(m) Awards, and prior to the settlement of any such Award, if the Target Annual Incentive for a new incentive-eligible position (including if due to promotion or demotion) is lower or higher than the Target Annual Incentive for a Participant’s immediately prior position, the Participant’s Target Incentive Award may be adjusted by the Compensation Committee or Senior Corporate Compensation Executive, as applicable, to ensure that the overall target cash compensation (i.e., the sum of base pay and Target Annual Incentive) for the new position is comparable to the overall target cash compensation for the immediately prior position.

3.3. Performance Period. The “Performance Period” refers to (a) with respect to the portion of an Award that is payable based on the Fiscal Year (as defined in Section 9), the applicable Fiscal Year, (b) with respect to the portion of an Award that is payable based on a Fiscal Quarter (as defined in Section 9), the applicable Fiscal Quarter, and (c) with respect to the portion of an Award that is payable based on a Fiscal Month (or months), the applicable calendar or Fiscal Month(s); in either case, as determined by the Compensation Committee or Senior Corporate Compensation Executive, as applicable. The amount of an Award, if any, shall be determined following completion of the applicable Performance Period in accordance with this Section 3 and Section 4.

3.4. Pro-ration.

(a)    The Annual Incentive Award and applicable Quarterly Incentive Awards and/or Monthly Incentive Awards, if any, of a Participant who experiences a status change or position change are subject to pro-rated based on the number of days worked on active payroll in each incentive-eligible position during the applicable Performance Period.

(b)    The Annual Incentive Award and applicable Quarterly Incentive Awards and/or Monthly Incentive Awards, if any, of a Participant who experiences a demotion, promotion, status or location change are subject to pro-rated based on the Target Annual Incentives in effect during the applicable Performance Period, subject to Sections 2.2 and 3.2 above.

(c)    The Annual Incentive Award and applicable Quarterly Incentive Awards and/or Monthly Incentive Awards, if any, of a Participant who experiences a disability or death, as described in subsections 6.1 (b) and (c) respectively, shall be pro-rated based upon a fraction, the numerator of which is the number of days worked on active payroll in an incentive-eligible position during the applicable Performance Period and the denominator of which is the number of days in such Performance Period.

(d)     The Annual Incentive Award and applicable Quarterly Incentive Awards and/or Monthly Incentive Awards, if any, of a Participant who experiences an unpaid leave of absence during the applicable Performance Period shall be pro-rated in accordance with subsection 6.2(a).

3.5. Reimbursement of Excess Awards. If the Company’s financial statements or approved performance measures under the AIP are the subject of a restatement due to error or misconduct, to the extent permitted by governing law, in all appropriate cases, the Company will seek reimbursement of Excess Awards paid under the AIP to Executives (and any other Participant who is determined to have known of or been involved in any such misconduct) for the relevant performance period(s). For purposes of the AIP, an “Excess Award” means the positive difference, if any, between (a) the Annual Incentive Award, Quarterly Incentive Awards and/or Monthly Incentive Award paid to an Executive and (b) the Annual Incentive Award, Quarterly Incentive Awards and/or Monthly Incentive Award that would have been paid to the Executive, had the Award been calculated based on the Company’s financial statements or performance measures as restated. The Company will not be required to award Participants, including Executives, an additional AIP payment should the restated financial statements or performance measures result in a higher Annual Incentive Award, Quarterly Incentive Awards or Monthly Incentive Award.

SECTION 4
GOALS AND PERFORMANCE

4.1. Company Goals and Performance. For each Performance Period, the Compensation Committee or Senior Corporate Compensation Executive, as applicable, shall establish in writing the performance goals and any particulars or components (including without limitation Targets or Thresholds) applicable to each business unit (including sub-business units) and, with respect to each Participant, his or her Assignment (as defined in Section 9). The performance goals and any particulars or components will be objectively measurable and any payment based upon the achievement of a specified percentage or level of performance.

(a)     Goals. Except as otherwise approved by the Compensation Committee or Senior Corporate Compensation Executive, as applicable, with respect to a Performance Period, the performance goals shall be based upon one or more of the performance measures identified in the UIP.

(b)     Performance. Except as otherwise approved by the Compensation Committee or Senior Corporate Compensation Executive, as applicable, with respect to a Performance Period, the following concepts shall apply:

(i)     Achievement of Target. With respect to each Performance Period, the Compensation Committee or Senior Corporate Compensation Executive, as applicable, shall establish a target level of achievement for each performance goal

(“Target”), which may be reflect as annual, quarterly and/or monthly Targets, as applicable to the performance measure. If achieved, payout of applicable Award(s) to which that performance goal applies shall be at 100%, subject to any applicable modifiers or adjustments.

(ii)     Achievement of Threshold. With respect to each Performance Period, the Compensation Committee or Senior Corporate Compensation Executive, as applicable, shall establish a threshold level of achievement that must be met with respect to a performance goal before any portion of an applicable Award to which the performance goal applies is payable (“Threshold”), which may be reflect as annual, quarterly and/or monthly Thresholds. If achieved, payout of Awards to which that performance goal applies shall be at the Threshold percentage, subject to any applicable modifiers or adjustments.

(iii)     Achievement Between Threshold and Target. In the event achievement of a performance goal falls between Threshold and Target with respect to a Performance Period, the Compensation Committee or Senior Corporate Compensation Executive, as applicable, may establish a formula for determining payout levels between these two points, which payout shall be subject to any applicable modifiers or adjustments.

(iv)     Payout Above Target. In the event achievement of a performance goal exceeds the Target with respect to a Performance Period, the Compensation Committee or Senior Corporate Compensation Executive, as applicable, may establish a formula for determining payout levels above Target, which payout shall be subject to any applicable modifiers or adjustments. The Compensation Committee or Senior Corporate Compensation Executive, as applicable, also may provide for a maximum payout level or no maximum.

(v)     Modifiers. Notwithstanding this subsection 4.1, for each Performance Period, the Compensation Committee or Senior Corporate Compensation Executive, as applicable, shall have the discretion to establish individual, team, department, store or other unit performance modifiers to an Annual Incentive Award, Quarterly Incentive Award or Monthly Incentive Award, which enables the Award to be modified, positively (subject to subsection 4.2 below) or negatively, based on the performance of an individual, team, department, store or other unit with respect to a Performance Period.

(vi)     Qualifiers. Notwithstanding this subsection 4.1, for each Performance Period, the Compensation Committee or Senior Corporate Compensation Executive, as applicable, shall have the discretion to establish qualifiers based on Company, business unit, store, department or other unit performance measures, which qualifiers would need to be achieved, in addition to achievement of the performance goals described above, in order for any Annual Incentive Award, Quarterly Incentive Award or Monthly Incentive Award to be

paid. Such qualifiers may or may not be (1) equivalent to specific AIP goals and thresholds, and (2) the same for all Participants.

(vii)     Discretionary Allocation. Notwithstanding this subsection 4.1 or anything else in the AIP to the contrary, with respect to non-Executive Participants, for each Performance Period the Senior Corporate Compensation Executive shall have the discretion to establish that a portion of a Participant’s Target Incentive Award shall be subject to a discretionary performance measure, based on relative contribution and overall productivity as determined in the sole discretion of the Company.

(viii)    Minimum Guaranteed Bonus. Notwithstanding anything in the AIP to the contrary, the Compensation Committee or the Senior Corporate Compensation Executive, as applicable, shall have the discretion to establish Awards under which payout shall be the greater of (A) the amount payable under the terms of the Award based on performance during the applicable Performance Period, subject to any applicable modifiers or adjustments, and (B) a fixed dollar amount established by the Compensation Committee or the Senior Corporate Compensation Executive, as applicable.

4.2. Awards Subject to Code Section 162(m).

(a)     General Rules.

(i)     Notwithstanding anything in the AIP to the contrary, this Section 4.2 will apply to all Section 162(m) Awards. To the extent there is a conflict between the rules of this Section 4.2 and any other section in the AIP, the terms of this Section 4.2 will control.

(ii)     In no event will positive discretion be applied, by the Compensation Committee or Senior Corporate Compensation Executive, to any Section 162(m) Award with respect to the Performance Period or as of the Payment Date (as defined under subsection 5.l(c) below). Modifiers described in Section 4.1(b)(v) shall not apply to any Section 162(m) Award.

(iii)     To the extent that an Executive experiences a promotion or other change in status, no adjustment to a Section 162(m) Award shall be made if such adjustment would not otherwise meet the requirements of Code Section 162(m).

(b)     Performance Measures. Section 162(m) Awards shall use the performance measures established under the UIP. As provided in the UIP, at the time of establishing the performance goals, the Compensation Committee may exclude the effects of extraordinary items in a manner that satisfies the requirements of Code Section 162(m).

(c)    Establishment of Performance Goals. Section 162(m) Awards shall have the applicable objective performance goals and any particulars or components established in writing and approved by the Compensation Committee by the deadline established in the UIP, in accordance with Code Section 162(m) and the regulations issued thereunder.

(d)     Attainment of Performance Goals. Distributions under Section 162(m) Awards shall not be made until the Compensation Committee has determined, and certifies in writing, that the performance goals have been satisfied.

(e)     Maximum Award. Section 162(m) Awards are subject to the maximum award limits established under the UIP.

4.3. Additional Requirements. All Annual Incentive Awards, Quarterly Incentive Awards and Monthly Incentive Awards awarded under the AIP are subject to the provisions of Sections 5, 6 and 7.

SECTION 5
DISTRIBUTION

5.1. Time of Payment. Subject to Sections 6 and 7, the Annual Incentive Awards, Quarterly Incentive Awards and Monthly Incentive Awards that are payable under the AIP, based on the Awards and payout formulas described at Sections 3 and 4, shall be distributed after the Compensation Committee or Senior Corporate Compensation Executive, as appropriate, has determined the amount to be paid to each Participant, subject to the following:

(a)     The Annual Incentive Award, if any, shall be distributed no later than the date that is the 15th day of the third month following the last day of the relevant Performance Period; provided, however, that no distribution shall be made hereunder until after the Compensation Committee has certified the attainment of the performance goals and the Compensation Committee or Corporate Compensation, as appropriate, has determined the amount to be paid to each Participant. Notwithstanding anything herein to the contrary, such distributions shall be made no later than required by Code Section 409A to avoid treatment of the AIP as a deferred compensation plan under Code Section 409A. The date as of which payment of an Annual Incentive Award is made in accordance with this subsection 5.1(a) shall be the “Annual Payment Date.”

(b)    The Quarterly Incentive Awards, if any, shall be distributed, as follows:

(i)    If payable quarterly, then with respect to the first three Fiscal Quarters of the Performance Period, within sixty (60) days of the close of the applicable Fiscal Quarter (or quarters if combined as a Performance Period within the applicable Fiscal Year) (or as soon as administratively feasible thereafter if later), and with respect to the fourth Fiscal Quarter of the Performance Period, no later than the date that is the 15th day of the third month following the last day of the applicable fourth Fiscal Quarter; which may be referred to as a “Quarterly Payment Date”;

(ii)     If payable annually, no later than the date that is the 15th day of the third month following the last day of the applicable Fiscal Year that constitutes the Performance Period; and

(iii)     Provided, however, that no distribution shall be made hereunder until after the Compensation Committee or Corporate Compensation, as appropriate, has certified the attainment of the performance goals and the Compensation Committee or Corporate Compensation, as appropriate, has determined the amount to be paid to each Participant.

(c)     The Monthly Incentive Awards, if any, shall be distributed, as follows:

(i)    If payable monthly, then with respect to the first eleven Fiscal Months of the Performance Period, within thirty (30) days of the close of the applicable Fiscal Month (or months if combined as a Performance Period within the applicable Fiscal Year) (or as soon as administratively feasible thereafter if later), and with respect to the twelve Fiscal Month of the Performance Period, no later than the date that is the 15th day of the third month following the last day of the applicable twelfth Fiscal Month; which may be referred to as a “Monthly Payment Date”;

(ii)     If payable annually, no later than the date that is the 15th day of the third month following the last day of the applicable Fiscal Year that constitutes the Performance Period; and

(iii)    Provided, however, that no distribution shall be made hereunder until after the Compensation Committee or Corporate Compensation, as appropriate, has certified the attainment of the performance goals and the Compensation Committee or Corporate Compensation, as appropriate, has determined the amount to be paid to each Participant.

(d)    The Annual Payment Date, Quarterly Payment Date and Monthly Payment Date may be referred to herein generically the “Payment Date”

5.2. Form of Payment. An Annual Incentive Award, Quarterly Incentive Awards and Monthly Incentive Awards shall generally be satisfied by a single, lump sum cash payment to the Participant with respect to the applicable Performance Period, provided, however, that, at the discretion of the Compensation Committee, the Company may elect, by such deadline as specified under uniform and nondiscriminatory rules established by the Compensation Committee, to satisfy such Award by payment of shares of Company common stock (“Stock”) in lieu of cash, or a combination of cash and shares of Stock. The number of shares of Stock shall be equal to (a) the amount of the Award to be paid in stock in accordance with this subsection 5.2, divided by (b) the fair market value of a share of Stock as evidenced by its closing price, on the principal securities exchange or market on which the Stock is then listed or admitted, on the business day immediately preceding the date of distribution or, if the Stock is not traded on that date, on the next preceding date on which Stock was traded; provided that issuance of any shares of Stock in accordance with this subsection 5.2 shall be contingent on the availability of shares of Stock under any shareholder-approved plan of the Company providing for the issuance of Stock in satisfaction of the Awards hereunder (which in no event shall be an employee stock purchase plan).

SECTION 6
TERMINATION OF EMPLOYMENT; LEAVE OF ABSENCE; REINSTATEMENT

Any Award payable under this Section 6 shall be payable in accordance with Section 5.

6.1. Termination of Employment. If a Participant incurs a termination of employment before the applicable Payment Date (as defined in Section 5.l(c) above) for a Performance Period, the effect of termination of employment on a Participant’s right to receive an Award under the AIP shall depend on the reason for the termination, as described in this subsection 6.1.

(a)     Voluntary Termination or Involuntary Termination. In the event that prior to the Payment Date of an Award, a Participant (i) voluntarily terminates employment (for any reason other than due to permanent and total disability (as defined in subsection (b) immediately below)) or (ii) is involuntarily terminated for any reason (other than death), such Participant shall forfeit his or her Award, except as prohibited by law. A Participant’s decision to retire prior to the Payment Date of an Award is a voluntary termination and such Participant shall forfeit his or her Award.

(b)     Disability. Except as otherwise approved by the Compensation Committee or Senior Corporate Compensation Executive, as applicable, in the event that prior to the Payment Date of an Award, a Participant suffers a permanent and total disability (as defined in the Company’s long-term disability program, regardless of whether the Participant is covered by such program) while employed by the Company or an Employer resulting in termination or retirement, subject to Section 7 below, such Participant shall be entitled to a distribution of the Award that would otherwise be payable to the Participant under Sections 3 and 4 above, pro-rated based upon a fraction, the numerator of which is the number of full days worked on active payroll in an incentive-eligible position during the applicable Performance Period and the denominator of which is the number of days in such Performance Period (or the number of days remaining in such Performance Period after the individual is assigned to an incentive-eligible position).

(c)     Death. Except as otherwise approved by the Compensation Committee or Senior Corporate Compensation Executive, as applicable, in the event that a Participant dies while employed by a Participating Employer but prior to the Payment Date of his or her Award, the estate of such Participant shall be entitled to a distribution of the Award, if any, payable in cash that would otherwise be payable to the Participant under Sections 3 and 4 above, pro-rated based upon a fraction, the numerator of which is the number of full days worked on active payroll in an incentive-eligible position during the applicable Performance Period and the denominator of which is the number of full days in such

Performance Period (or the number of days remaining in such Performance Period after the individual is assigned to an incentive-eligible position).

6.2. Leave of Absence.

(a)     General. Except as otherwise approved by the Compensation Committee or Senior Corporate Compensation Executive, as applicable, in the event that a Participant is on an unpaid leave of absence any time during the Performance Period or at the time of the Payment Date, subject to subsections (b) and (c) immediately below and Section 7, such Participant shall be entitled to a distribution of the Award that would otherwise be payable to the Participant under Sections 3 and 4 above, pro-rated based upon a fraction, the numerator of which is the number of full days worked on active payroll in an incentive-eligible position during the applicable Performance Period and the denominator of which is the number of days in such Performance Period.

(b)     Short-Term Disability. Subject to subsection 6.2(a) above, in the event that a Participant is on a leave of absence due to short-term disability (including, for purposes of the AIP, paid maternity leave) any time during the Performance Period, subject to subsection (c) below and Section 7, the period of the leave of absence shall be treated as time on active payroll and will be credited toward the determination of the Participant’s Award and the Participant shall be entitled to payment of the Award in accordance with Section 5, even if the Participant is on the short-term disability leave of absence as of the Payment Date.

(c)    Salary Continuation. In the event that a Participant is receiving salary continuation under a severance-related agreement or a Company-sponsored transition pay or severance pay plan as of the Payment Date, such Participant shall forfeit his or her Award.

6.3. Reinstatement. If a Participant who forfeited his or her Award with respect to a Performance Period as a result of a termination of employment is reinstated or rehired during the Performance Period, any Award attributable to the portion of such Performance Period prior to the termination of employment shall remain forfeited. Notwithstanding the foregoing, such a Participant shall be eligible for an Award based on a fraction, the numerator of which is the number of days worked on active payroll in an incentive-eligible position on or after the date of reinstatement or rehire during the Performance Period and the denominator of which is the number of days in such Performance Period.

SECTION7
OPERATION AND ADMINISTRATION

7.1. Compensation Committee and Senior Corporate Compensation Executive.

(a)     Compensation Committee. Notwithstanding subsection (b) immediately below, the Compensation Committee:

(i)     Shall approve the Target Annual Incentives and the Awards, including eligibility for Quarterly Incentive Awards, for Executives under its purview;

(ii)    With respect to Executives under its purview, shall have the authority and discretion to establish the terms, conditions, restrictions, and other provisions of such Awards, including without limitation the performance goals and the performance measures for each such Executive’s Assignment in accordance with Section 4, and to amend, cancel, or suspend Awards (in accordance with Section 8), subject to the requirements of Code Section 162(m), if applicable;

(iii)     May make additional changes to the AIP that it deems appropriate for the effective administration of the AIP; provided however, that these changes may not increase the benefits to which Participants may become entitled under the AIP nor change the pre-established measures or goals that have been approved, except as explicitly provided in the AIP; and

(iv)     Shall be responsible for all other duties and responsibilities allocated to the Compensation Committee under the terms and conditions of the AIP.

(b)     Senior Corporate Compensation Executive. Except as provided in subsection (a) immediately above, the Senior Corporate Compensation Executive:

(i)    Shall Determine the Target Annual Incentive and Awards, including eligibility for Quarterly Incentive Awards and Monthly Incentive Awards, for Participants other than Executives under the purview of the Compensation Committee;

(ii)     Shall have the authority to control and manage the operation and administration of the AIP;

(iii)     Shall be responsible for the day-to-day administration of the AIP, including without limitation the exception process described in Section 7.2 below;

(iv)     With respect to Participants other than Executives under the purview of the Compensation Committee and subject to the other provisions of the AIP, shall have the authority and discretion to determine the time or times of receipt of Awards, to establish the terms, conditions, restrictions, and other provisions of such Awards, and to amend, cancel, or suspend Awards (in accordance with Section 8), subject to the requirements of Code Section 162(m), if applicable; and

(v)     Shall be responsible for all other duties and responsibilities allocated to the Senior Corporate Compensation Executive under the terms and conditions of the AIP.

(c)     Any determinations by the Compensation Committee or Senior Corporate Compensation Executive, as applicable, regarding this AIP are binding on all applicable Participants.

(d)     The Compensation Committee and the Senior Corporate Compensation Executive, as appropriate, shall have the authority and discretion to interpret the AIP, to establish, amend, and rescind any rules and regulations relating to the AIP and to make all other determinations that may be necessary or advisable for the administration of the AIP.

7.2. Incentive Exceptions. The Senior Corporate Compensation Executive shall have the authority to receive and consider requests by business units of the Participating Employers for an exception to an established performance measure due to circumstances outside of the business unit’s control. The Senior Corporate Compensation Executive may establish a procedure for reviewing and approving or rejecting an exception. Any exception determination shall be binding.

7.3. Discretion. Notwithstanding Section 7.2 or anything in the AIP to the contrary, with respect to Awards that are not Section 162(m) Awards, and prior to the settlement of any such Award, the Compensation Committee or Senior Corporate Compensation Executive, as applicable, may change the pre-established measures and goals that have been approved for such Award and increase or reduce the amount of such Award.

7.4. Tax Withholding. All distributions under the AIP are subject to withholding of all applicable taxes. In the case of Awards under the AIP that are settled in shares of Stock, if any, the Compensation Committee or Senior Corporate Compensation Executive, as applicable, may condition the delivery of any shares or other benefits under the AIP on satisfaction of the applicable withholding obligations. To the extent permitted by the Compensation Committee or Senior Corporate Compensation Executive, as applicable, such withholding obligations may be satisfied: (a) through cash payment by the Participant; (b) through the surrender of shares of Stock which the Participant already owns (provided, however, that to the extent shares described in this subsection (b) are used to satisfy more than the minimum statutory withholding obligation, as described below, then, except as otherwise provided by the Compensation Committee or Senior Corporate Compensation Executive, as applicable, payments made with shares of Stock in accordance with this subsection (b) shall be limited to shares held by the Participant for not less than six months prior to the Payment Date (or such other period of time as the Company’s accountants may require)); or (c) through the surrender of shares of Stock to which the Participant is otherwise entitled under the AIP, provided, however, that such shares under this subsection (c) may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

7.5. Source of Awards. In the case of Awards under the AIP that are settled in shares of Stock, such shares shall be distributed under a stock plan adopted by the Company and approved by the shareholders thereof that provides for the issuance of Stock in satisfaction of Awards hereunder, (which in no event shall be an employee stock purchase plan). In the event of any conflict between this document and such stock plan, the provisions of the stock plan shall govern.

7.6. Settlement of Awards. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, or a combination thereof, as provided under subsection 5.2, subject, in the case of settlement in shares, to the terms of the stock plan under which the Stock is issued. Satisfaction of any such obligations under an Award, which is sometimes referred to as the “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Compensation Committee or Senior Corporate Compensation Executive, as appropriate, shall determine. Each Employer shall be liable for payment of an Award due under the AIP with respect to any Participant to the extent that such benefits are attributable to the services rendered for that
Employer by the Participant. Any disputes relating to liability of an Employer for payment of an Award shall be resolved by the Compensation Committee or Senior Corporate Compensation Executive, as appropriate.

7.7. Transferability. Except as otherwise provided by the Senior Corporate Compensation Executive, Awards under the AIP are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

7.8. Form and Time of Elections. Unless otherwise specified herein, any election required or permitted to be made by any Participant or other person entitled to benefits under the AIP, and any permitted modification, or revocation thereof, shall be in writing filed with the Senior Corporate Compensation Executive at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the AIP, as the Senior Corporate Compensation Executive shall require.

7.9. Action by Company or Employer. Any action required or permitted to be taken under the AIP by the Company or any other Employer shall be by resolution of its board of directors, or by action of one or more members of the board of directors of such company (including a committee of the board) who are duly authorized to act for such board with respect to the applicable action, or (except to the extent prohibited by applicable law or applicable rules of any securities exchange or similar entity) by a duly authorized officer of such company.

7.10. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

7.11. Limitation of Implied Rights.

(a)     Neither a Participant nor any other person shall, by reason of participation in the AIP, acquire any right in or title to any assets, funds or property of the Company or any Employer whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Employer, in its sole discretion, may set aside in anticipation of a liability under the AIP. A Participant shall have only a contractual right to the cash, if any, payable under the AIP, unsecured by any assets of the Company or any Employer, and nothing contained in the AIP shall constitute a guarantee that the assets of the Company or any Employer shall be sufficient to pay any benefits to any person.

(b)     The AIP does not constitute a contract of employment, and status as a Participant shall not give any Eligible Employee the right to be retained in the employ of the Company or any Employer, nor any right or claim to any benefit under the AIP, unless such right or claim has specifically accrued and vested under the terms of the AIP.

7.12. Evidence. Evidence required of anyone under the AIP may be by certificate, affidavit, document or other information, which the person charged with acting on such evidence considers pertinent and reliable, and which has been signed, made or presented by the proper party or parties.

7.13. Information to be Furnished. The Company and the Participating Employers shall furnish the Compensation Committee and the Senior Corporate Compensation Executive with such data and information as it determines may be required for it to discharge its duties. The records of the Company and the Participating Employers as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment, and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the AIP must furnish the Compensation Committee or Senior Corporate Compensation Executive, as appropriate, such evidence, data or information as the Compensation Committee or Senior Corporate Compensation Executive considers desirable to carry out the terms of the AIP, subject to any applicable privacy laws.

7.14. Governing Law. The AIP will be governed under the internal laws of the state of Illinois without regard to principles of conflicts of laws. The state and federal courts located in the state of Illinois shall have exclusive jurisdiction in any action, lawsuit or proceeding based on or arising out of the AIP.

7.15. Severability. If any provision(s) of the AIP shall be found invalid, illegal, or unenforceable, in whole or in part, then such provision(s) shall be modified or restricted so as to effectuate as nearly as possible in a valid and enforceable way the provisions hereof, or shall be deemed excised from the AIP, as the case may require, and the AIP shall be construed and enforced to the maximum extent permitted by law, as if such provision(s) had been originally incorporated herein as so modified or restricted or as if such provision(s) had not been originally incorporated herein, as the case may be.

SECTION 8
AMENDMENT AND TERMINATION

The Company may amend or terminate the AIP at any time and for any reason in its sole discretion. No amendment shall be made that would cause the AIP not to comply with any applicable law or rule of any applicable securities exchange or similar entity, or cause Participants to experience adverse tax consequences under Code Section 409A. The AIP and any Award thereunder may be amended without Participant consent to the extent that the Compensation Committee (or its authorized representative) determines such amendment necessary to cause the AIP or any Award to comply with any applicable law or rule of any applicable securities exchange or similar entity or to prevent adverse tax consequences under Code Section 409A for Participants.

SECTION 9
DEFINED TERMS

9.1. Each capitalized term in the AIP is defined where it first appears herein or in this Section 9. In addition to the terms defined previously in the AIP, the following definitions shall apply:

(a)     Assignment. The term “Assignment” refers to the performance goals and measure(s) that have been assigned by the Compensation Committee or Senior Corporate Compensation Executive, as appropriate, to a Participant, based upon position, location and/or business unit. Assignment also includes the weight of each performance measure assigned to the Participant.

(b)     Award. The term “Award” or “Awards” refers to any Annual Incentive Award(s), Quarterly Incentive Award(s) and Monthly Incentive Award(s), as applicable, awarded under the AIP.

(c)     Compensation Committee. The term “Compensation Committee” refers to the Compensation Committee of the Board of Directors of Sears Holdings Corporation.

(d)     Code. The term “Code” means the Internal Revenue Code of 1986, as amended from time to time (and the regulations issued thereunder). A reference to any provision of the Code shall include reference to any successor provision of the Code (and the regulations issued thereunder).

(e)     Executive. The term “Executive” refers to any employee of an Employer who holds a position of senior vice president or higher of Sears Holdings Corporation (not of any subsidiary or affiliate) or any employee who is an officer under Section 16(b) of the Securities and Exchange Act of 1934 with respect to Sears Holdings Corporation.

(f)     Fiscal Month. The capitalized term “Fiscal Month” refers to a fiscal month within the applicable Fiscal Year of the Company.

(g)     Fiscal Quarter. The capitalized term “Fiscal Quarter” refers to a fiscal quarter within the applicable Fiscal Year of the Company.

(h)     Fiscal Year. The capitalized term “Fiscal Year” refers to the applicable fiscal year of the Company.

(i)     Section 162(m) Award. The term “Section 162(m) Award” refers to any Award that is designated by the Compensation Committee as intended to meet the requirements for “performance-based compensation” under Code Section 162(m).

(j)     Senior Corporate Compensation Executive. The term “Senior Corporate Compensation Executive” refers to the Senior Vice President and President, Talent and Human Capital Services (or equivalent), or if he or she has explicitly delegated his or her duties with respect to the AIP, as provided herein, then the Senior Corporate Compensation Executive shall refer to such authorized representative to whom the duties of administering the AIP have been delegated.

SECTION 10
EXPIRATION OF AIP

The payment obligation under the AIP with respect to a specific Performance Period shall expire, subject to earlier termination pursuant to Section 8, on the date on which all Annual Incentive Awards, Quarterly Incentive Awards and/or Monthly Incentive Awards (if any) are paid in full or would have been payable in accordance with the provisions of the AIP with respect to such Performance Period. Notwithstanding this Section 10, the Company’s right to reimbursement under Section 3.5 will continue to survive after the expiration of the AIP.

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IN WITNESS WHEREOF, on April 10, 2015 the Compensation Committee of the Board of Directors of Sears Holdings Corporation approved this restatement of the AIP effective as of April 10, 2015, and delegated the authority to the undersigned officer of Sears Holdings Corporation to execute this document this 12th day of May, 2015.

SEARS HOLDINGS CORPORATION

By: /s/ Paula Frey

Title: Chief Human Resources Officer

SEARS HOLDINGS CORPORATION
ANNUAL INCENTIVE PLAN

APPENDIX A
Participating Employers
(As of February 12, 2013)

1.    Sears Holdings Corporation

•
Excluding: (a) Sears Canada Inc.; (b) SHC Israel Ltd.; and (c) Sears IT Management Services India Pvt. Ltd other than with respect to U.S.-based employees of Sears Global Technology Services LLC designated for participation in accordance with Section 2.1

2.    Sears Holdings Management Corporation

3.    Sears, Roebuck and Company

4.    Kmart Holding Corporation